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Exhibit 10-g

AMENDMENT NO. 1
TO ADC TELECOMMUNICATIONS, INC.
EXECUTIVE INCENTIVE EXCHANGE PLAN

        This Amendment No. 1, effective as of November 1, 2002, amends the following provisions of the Executive Incentive Exchange Plan of ADC Telecommunications, Inc. (the "Exchange Plan"):

  1.
  Article VII of the Exchange Plan is amended to read in its entirety as follows:

    Exchanges made under this Plan will be made following the close of the Plan year on the date that the Committee meets to finalize the MIP awards for such Plan year. Such date shall be referred to as the "Exchange Date."

  2.
  Article VIII of the Exchange Plan is amended to read in its entirety as follows:

    The effective date of the stock options granted under the Plan will be the Exchange Date.

  3.
  Attachment I to the Exchange Plan is amended by deleting the phrase "last day of Plan Year" wherever it appears and substituting therefor the words "Exchange Date."

        This Amendment has been adopted effective as of November 1, 2002.

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  Exhibit 10-g